                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 25, 1999


                            ALLIANT TECHSYSTEMS INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                     1-10582                41-1672694
(State or other jurisdiction of      (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)


                      600 SECOND STREET N.E.
                        HOPKINS, MINNESOTA                   55343-8384
               (Address of principal executive office)       (Zip Code)


       Registrant's telephone number, including area code: (612) 931-6000


                                 NOT APPLICABLE
(Former name, former address and former fiscal year if changed from last report)
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Item 5. Other Events

     On March 25, 1999, the U.S. District Court for the District of Delaware held invalid a patent that is the subject of a patent infringement action captioned Thiokol Corporation (now known as Cordant Technologies Inc.) vs. Alliant Techsystems Inc. and Hercules Incorporated. The patent was ruled to be invalid because the invention was on sale more than one year before the date the patent application was filed. In the action, which was filed on November 15, 1995, the plaintiff had alleged that the registrant's use of a particular rocket motor insulation in certain rocket motors infringes the patent. The complaint sought trebling of any damages that may be awarded based upon an allegation of deliberate and willful infringement. The court had bifurcated the trial, with the liability issue being tried first and, if liability was found, the damages issue being tried second. The liability issue was tried in January 1998, after which the court requested, and the parties submitted, post-trial briefs. The court's decision is subject to the right of the plaintiff to appeal. The plaintiff must file notice of any intent to appeal within 30 days of the date of the entry of judgement.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           ALLIANT TECHSYSTEMS INC.


Date: April 1, 1999
                                           By:  /s/ Charles H. Gauck
                                           Name: Charles H. Gauck
                                           Title: Vice President and Secretary